Exhibit 10.2

Amendment of 2013 Stock Incentive Plan on Reduction of Share Reserve

On or about March 19, 2014, the Board of Directors of Sangamo BioSciences, Inc. (the “Company”) adopted the following resolutions relating to the reduction of share reserves under the Company’s 2013 Stock Incentive Plan and 2010 Employee Stock Purchase Plan:

“Reduction of Reserves under Stock Incentive Plan and ESPP

WHEREAS, that the Company has filed a definitive proxy statement for the 2014 Annual Meeting of Stockholders to be held on April 21, 2014 (the “2014 Annual Meeting”), which includes a proposal requesting stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to increase of the number of authorized shares of Common Stock from 80,000,000 shares to 160,000,000 shares (the “Charter Proposal”);

WHEREAS, to ensure that the Company has sufficient number of authorized shares of Common Stock under the Charter to complete the Offering prior to the approval of the Charter Proposal at the 2014 Annual Meeting, the Board has determined that it is in the best interest of the Company and its stockholders to temporarily reduce the number of shares of Common Stock reserved under the Company’s 2010 Employee Stock Purchase Plan (“ESPP”) and 2013 Stock Incentive Plan (the “Stock Incentive Plan”) for a period beginning on the pricing date of the Offering and ending on the earlier of (i) effective date of the amendment to the Charter following the stockholder approval of the Charter Proposal at the 2014 Annual Meeting and (ii) the effective date of any amendment to the Charter other than the amendment covered by the Charter Proposal to increase the number of authorized shares of Common Stock (the “Reduction Period”).

RESOLVED, that the Stock Incentive Plan is hereby amended to reduce its share reserve by 2,505,119 shares of Common Stock from 14,097,808 shares to 11,592,689 shares and that the ESPP is hereby amended to reduce its share reserve by 1,167,763 shares of Common Stock from 2,100,000 shares to 932,237 shares, with each such reduction to be effective only during the Reduction Period; upon the expiration of the Reduction Period the number of shares reserved under the Stock Incentive Plan and the ESPP shall automatically be returned to the number of shares of Common Stock reserved under each such plan immediately prior the pricing date of the Offering (as adjusted pursuant to Section III. B of the ESPP and Article I, Section V.F. of the Stock Incentive Plan).”